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                          SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549

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                                       FORM 8-K

                                    CURRENT REPORT
                           PURSUANT TO SECTION 13 OR 15(d)
                        OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of report (Date of earliest event reported): December 2, 1998


                              CARDIAC SCIENCE, INC.
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                  (Exact Name of Registrant as Specified in Charter)



       DELAWARE                         0-19567                  33-0465681
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(State or Other Juris-        (Commission File No.)            (IRS Employer
diction of Incorporation)                                    Identification No.)


1176 MAIN STREET, SUITE C, IRVINE, CA                               92614
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(Address of Principal Executive Offices)                          (Zip Code)


Registrant's telephone number, including area code:      (949) 587-0357
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(Former Name or Former Address, if Changed Since Last Report.)

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ITEM 5.   Other Events.

     On December 2, 1998, Cardiac Science, Inc. (the "Company") and Medtronic Physio-Control entered into a five-year exclusive distribution and license agreement (the "Agreement"). Under the Agreement, Medtronic Physio-Control will market the Company's Powerheart-REGISTERED TRADEMARK- fully automatic hospital bedside defibrillator-monitor in the United States and Canada. Medtronic Physio-Control also obtained an exclusive license for Cardiac Science's proprietary tachyarrhytmia detection and discrimination software for integration into Medtronic Physio-Control's existing and future LIFEPAK-REGISTERED TRADEMARK- defibrillator/monitor products for the hospital market in the United States and Canada.

     In accordance with the Agreement, and in order to maintain exclusivity, Medtronic Physio-Control has agreed to purchase an aggregate of 14,000 Powerheart-REGISTERED TRADEMARK- devices and/or software technology packages over the term of the Agreement. Also the Company and Medtronic Physio-Control have agreed to share profits from the sale of proprietary disposable defibrillator pads that are used with the Powerheart-REGISTERED TRADEMARK- and LIFEPAK-REGISTERED TRADEMARK- defibrillator-monitors that include Cardiac Science's technology.

     Under the terms of the Agreement, the Company will immediately grant Medtronic Physio-Control 200,000 warrants to purchase Cardiac Science common stock at a price of $3.00. An Additional 200,000 warrants to purchase Cardiac Science, Inc. common stock at $3.00 will be granted upon Medtronic Physio-Control meeting their first year minimum purchase commitment.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     CARDIAC SCIENCE, INC.



                                     /s/ Raymond W. Cohen
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                                        Raymond W. Cohen, President and
                                        Chief Executive Officer

Date:  December 14, 1998

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